This page being
FINANCIAL INFORMATION (Cont. from Screen 33) filed for series 26.


EXPENSES (Negative answers are allowed
For the period covered by this form

            on this screen for 72Z only)
($000's omitted)

72.Y) Expense reimbursements ----------------------------- $    	0

   Z) Net investment income ------------------------------ $      0

	  AA) Realized capital gains ----------------------- $      0

	  BB) Realized capital losses ---------------------- $      0

  CC) 1. Net unrealized appreciation during the period --- $      0

      2. Net unrealized depreciation during the period --- $      0

  DD) 1. Total income dividends for which record date passed during the period ------------------------ $

2. Dividends for a second class of open-end company shares -----------------------------------$

  EE) Total capital gains distributions for which
      record date passed during the period --------------- $       0
73. Distributions per share for which record date passed during the period:
       NOTE: Show in fractions of a cent if so declared.
"   A) 1. Dividends from net investment income $0.0000, $0.0000
"      2. Dividends for a second class of open-end
          company shares ------------$ 0.0000, $ 0.000
   B) Distribution of capital gains ---------------$
   C) Other distributions --------------------------------- $   1.4332,$1.4087
                              SCREEN NUMBER: 34


This page being
(Continued from Screen 35)
filed for series 11.
   Condensed balance sheet data:  As of the end of
current reporting period (000's
omitted except for per share amounts
and number of accounts)
74.O) Payables for portfolio instruments purchased --------------- $        0
   P) Amounts owed to affiliated persons --------------------------$        0
   Q) Senior long-term debt ---------------------------------------$        0
   R) Other liabilities:1. Reverse repurchase agreements --------- $        0
                        2. Short sales --------------------------- $        0
                        3. Written options ----------------------- $        0
                        4. All other liabilities ----------------- $        0

   S) Senior equity -----------------------------------------------$        0
   T) Net assets of common shareholders ---------------------------$        0
   U) 1. Number of shares outstanding -----------------------------$	    0
      2. Number of shares outstanding of a second class of shares
         of open-end company ---------------------------------------        0
   V) 1. Net asset value per share(to nearest cent)-$0
	2. Net asset value per share of a second class of open-end
         company shares (to nearest cent) ---$0
   W) Mark-to-market net asset value per share
      for money market funds only (to 4 decimals) -----------------$   0.0000
   X) Total number of shareholder accounts ------------------------$        0
   Y) Total value of assets in segregated accounts ----------------$        0
                              SCREEN NUMBER: 36


Because the electronic format for filing Form N-SAR does not provide
"adequate space for responding to Items 73A1&2 and 74V1&2 correctly, " the correct answers are as above.
The Prudential Series Fund - Value Portfolio